Exhibit 23.2

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Téléphone : Télécopie : Site internet :	+33 (0)1 55 68 68 68 +33 (0)1 55 68 73 00 www.kpmg.fr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of DBV Technologies S.A

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2021, with respect to the consolidated statement of financial position of DBV Technologies S.A. and subsidiaries (the “Company”) as of December 31, 2020, and the related consolidated statements of operations, comprehensive loss, cash flows and changes in shareholders’ equity for the year ended December 31, 2020, and the related notes, which report appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020. We also consent to the reference to our firms under the heading “Experts” in such Registration Statement.

KPMG S.A.

Cédric Adens

Partner

Paris-La Défense, France

June 30, 2021